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   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 22, 2003

                                                       REGISTRATION NO. 33-53709
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-3/A
                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                    CRANE CO.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
               DELAWARE                              100 FIRST STAMFORD PLACE                               13-1952290
   (STATE OR OTHER JURISDICTION OF                 STAMFORD, CONNECTICUT 06902                 (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)                        (203) 363-7300
                                (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                                    AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
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                               AUGUSTUS I. DUPONT
                   VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
                                    CRANE CO.
                            100 FIRST STAMFORD PLACE
                           STAMFORD, CONNECTICUT 06902
                                 (203) 363-7300
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        DEREGISTRATION OF DEBT SECURITIES

         This Post-Effective Amendment No. 2 (the "Amendment") to the Registration Statement filed on Form S-3 (SEC File No. 33-53709) (the "Registration Statement") is being filed by Crane Co. (the "Company") in order to deregister the $50,000,000 principal amount of Debt Securities which remains unsold under the Registration Statement. As a result of this deregistration, no Debt Securities remain registered for sale pursuant to the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on September 22, 2003.

Dated:  September 22, 2003             Crane Co.

                                       By: /s/ Eric C. Fast
                                           -----------------------------------
                                       Eric C. Fast
                                       President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

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
Signature                                 Title                                       Date
                                          President and Chief Executive Officer       September 22, 2003
          /s/ Eric C. Fast                and Director
--------------------------------------
            Eric C. Fast


                                          Vice President - Finance and Chief          September 22, 2003
         /s/ George Scimone               Financial Officer
--------------------------------------
          George S. Scimone


                                          Vice President and Controller               September 22, 2003
       /s/ Joan Atkinson Nano
--------------------------------------
         Joan Atkinson Nano



          /s/ R. S. Evans                 Director                                    September 22, 2003
--------------------------------------
             R. S. Evans



     /s/ E. Thayer Bigelow, Jr.           Director                                    September 22, 2003
--------------------------------------
       E. Thayer Bigelow, Jr.


        /s/ Richard S. Forte              Director                                    September 22, 2003
--------------------------------------
          Richard S. Forte


        /s/ Dorsey R. Gardner             Director                                    September 22, 2003
--------------------------------------
          Dorsey R. Gardner

           /s/ Jean Gaulin                Director                                    September 22, 2003
--------------------------------------
             Jean Gaulin


         /s/ William Lipner               Director                                    September 22, 2003
--------------------------------------
          William E. Lipner


        /s/ Dwight C. Minton              Director                                    September 22, 2003
--------------------------------------
          Dwight C. Minton


     /s/ Charles J. Queenan, Jr.          Director                                    September 22, 2003
--------------------------------------
       Charles J. Queenan, Jr.


         /s/ James L. Tullis              Director                                    September 22, 2003
--------------------------------------
           James L. Tullis


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